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                                                                    EXHIBIT 99.8



FOR IMMEDIATE RELEASE



CONTACTS: Tom Barrows                                Michael Irving
          Investor Relations                         Investor Relations
          Pacific Aerospace & Electronics            Madison & Wall Worldwide
          (509) 667-9600                             (407) 682-2001



                     PACIFIC AEROSPACE & ELECTRONICS, INC.
                         DIVESTS U.S. CASTING DIVISION


WENATCHEE, WA - June 18, 2001 - Pacific Aerospace & Electronics, Inc. (Nasdaq:
PCTH), a diversified manufacturing company specializing in metal and ceramic components and assemblies, announced today the recent sale of assets of the Company's U.S. Casting Division located in Entiat, WA to a subsidiary of Advanced Aluminum LLC, of Malvern, PA. The transaction included the sale of substantially all of the assets of PA&E's casting division, including working capital, land, buildings and equipment. The buyer hired substantially all of the existing 90-plus employee workforce at the Entiat manufacturing location. The transaction closed on June 14, 2001. The terms were not disclosed.

The decision to sell the U.S. Casting Division is an integral part of the Company's plans to divest businesses that no longer fit its long-term business strategy. Going forward, the Company intends to focus on its core technologies. The Company utilizes patented advanced materials science in ceramics and metals to manufacture components primarily for the aerospace, defense, telecommunications and medical industries. The divestiture will result in an approximate 10% reduction in total company headcount and is expected to have a positive financial impact on the Company's remaining business. The two companies intend to maintain an active supplier-vendor relationship to satisfy the combined needs of their customer base.

"This is a major step towards completing our strategy to divest non-core or non-performing assets and represents further progress in our commitment to reshape PA&E by concentrating on value-added products and proprietary technologies," said PA&E President and CEO Don Wright. "As a result of this strategy, we expect to have a company with a significantly streamlined operational structure and a much clearer business focus. While we do regret that the U.S. Casting Division no longer fits into our long-term strategy, I am confident that it will fit well with Advanced Metals and its philosophy for providing its operating companies the focus to grow and serve their customers better."

Pacific Aerospace & Electronics, Inc. is an international engineering and manufacturing company specializing in technically demanding component designs and assemblies for global leaders in the aerospace, defense, electronics, medical, telecommunications, energy and transportation industries. The
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Company utilizes specialized manufacturing techniques, advanced materials science, process engineering and proprietary technologies and processes to its competitive advantage. Pacific Aerospace & Electronics, Inc. has approximately 800 employees worldwide and is organized into three operational groups -- U.S. Aerospace, U.S. Electronics and European Aerospace. More information may be obtained by contacting the company directly or by visiting its Web site at www.pcth.com.
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Forward-looking statements in this release concerning trends or anticipated results are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those stated or implied in the forward-looking statements. The forward-looking statements in this release are not guarantees of future performance and are subject to risks and uncertainties related to the Company's operations and its ability to obtain sufficient cash if and when needed. These risks and uncertainties include, but are not limited to, competitive factors (including the possibility of increased competition or technological development, competitors, and price pressures); legal factors (such as limited protection of the Company's proprietary technology and changes in government regulation); financial factors (such as the Company's significant debt load); and the Company's dependence on key personnel and significant customers. More information about potential factors that could affect the Company's financial results is included in the Company's filings with the Securities and Exchange Commission. All forward-looking statements included in this release are based on information available to the Company as of the date of this release, and the Company assumes no obligation to update any such forward-looking statements.